UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

December 23, 2015

HAWKINS, INC.

(Exact name of registrant as specified in charter)

Minnesota	0-7647	41-0771293
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2381 Rosegate

Roseville, MN 55113

(Address of Principal Executive Offices, including Zip Code)

(612) 331-6910

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Acquisition of Stauber Performance Ingredients

On December 23, 2015, Hawkins, Inc. (the “Company”) completed the acquisition of all of the outstanding equity interests of SPH Holdings, Inc. (“SPH”) from an investor group led by ICV Partners II, L.P. The acquisition was consummated in accordance with the terms and conditions of the previously announced Stock Purchase Agreement by and among the Company, the selling shareholders named therein and ICV Manager, LLC. SPH is the parent company of Stauber Performance Ingredients, a supplier of specialty products and ingredients to the nutritional, food, pharmaceutical, cosmetic and pet care industries.

The total consideration for the acquisition was approximately $157.0 million in cash, subject to certain adjustments (including pursuant to a customary working capital adjustment). The Company funded the cash closing payments with cash on hand and $131.0 million in proceeds from the Credit Facility (defined below).

The terms of the Stock Purchase Agreement pursuant to which the acquisition was completed were previously disclosed in the Form 8-K filed on November 23, 2015 (file no. 0-7647), Item 1.01 of which is incorporated herein by reference.

Senior Secured Credit Facility

On December 23, 2015, the Company entered into a credit agreement (the “Credit Agreement”) with U.S. Bank National Association (“U.S. Bank”) as Sole Lead Arranger and Sole Book Runner, other lenders from time to time party thereto (collectively, the “Lenders”), whereby U.S. Bank is also serving as Administrative Agent. The Credit Agreement provides the Company with senior secured credit facilities (the “Credit Facility”) totaling $165.0 million, consisting of (i) a $100.0 million senior secured term loan credit facility (the “Term Loan Facility”) and (ii) a $65.0 million senior secured revolving loan credit facility (the “Revolving Loan Facility”). The Revolving Loan Facility includes a $5.0 million letter of credit subfacility and $8.0 million swingline subfacility. U.S. Bank and JP Morgan Chase Bank, N.A., have each agreed to serve as initial lenders under the Credit Agreement.

The Company used $131.0 million of the proceeds from the Credit Facility to fund its acquisition of Stauber Performance Ingredients. The Company may use the remaining $34.0 million for working capital, capital expenditures, restricted payments and acquisitions permitted under the Credit Agreement, and other general corporate purposes.

Borrowings under the Credit Facility bear interest at a rate per annum equal to one of the following, plus, in both cases, an applicable margin based upon the Company’s leverage ratio: (a) LIBOR for an interest period of one, two, three or six months as selected by the Company, reset at the end of the selected interest period, or (b) a base rate determined by reference to the highest of (1) U. S. Bank’s prime rate, (2) the Federal Funds Effective Rate plus 0.5%, or (3) one-month LIBOR for U.S. dollars plus 1.0%. The LIBOR margin is 1.125%, 1.25% or 1.5%, depending on the Company’s leverage ratio. The base rate margin is either 0.125%, 0.25% or 0.5%, depending on the Company’s leverage ratio.

In addition to paying interest on the outstanding principal under the Credit Facility, the Company is required to pay a commitment fee on the unutilized commitments thereunder. The commitment fee is either 0.25% or 0.3%, depending on the Company’s leverage ratio.

Loans under the Term Loan Facility will be repaid in quarterly installments on the last day of each fiscal quarter, with $5.0 million to be paid in year one, $7.5 million to be paid in year two, and $10.0 million to be paid in years three through five. The remaining outstanding balance will be repaid in full after five years.

The Credit Facility is secured by substantially all of the personal property assets of the Company and its subsidiaries.

Commencing with the fiscal year ending April 3, 2016, the Credit Agreement will require the Company to maintain (a) a minimum fixed charge coverage ratio of 1.15 to 1.00 and (b) a maximum total cash flow leverage ratio of 3.0 to 1.0. The Credit Agreement also contains other customary affirmative and negative covenants, including covenants that restrict the ability of the Company and its subsidiaries to incur additional indebtedness, dispose of significant assets, make certain investments, including any acquisitions other than permitted acquisitions, make certain payments, enter into sale and leaseback transactions, grant liens on its assets or rate management transactions, subject to certain limitations. The Company will be permitted to make distributions, pay dividends and repurchase shares so long as no default or event of default exists or would exist as a result thereof.

The Credit Agreement contains customary events of default, the occurrence of which would permit the lenders to terminate their commitments and accelerate loans under the Credit Facility, including failure to make payments under the Credit Facility, failure to comply with covenants in the Credit Agreement and other loan documents, cross default to other material indebtedness of the Company or any of its subsidiaries, failure of the Company or any of its subsidiaries to pay or discharge material judgments, bankruptcy of the Company or any of its subsidiaries, and change of control of the Company.

Each of U.S. Bank and JP Morgan has performed and may continue to perform commercial banking and financial services for the Company and its subsidiaries for which they have receive and will continue to receive customary fees.

The foregoing summary of the Credit Agreement and underlying Credit Facility is not complete and is qualified by reference to the full text of the credit agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The disclosure under Item 1.01 of this Current Report on Form 8-K regarding the acquisition of Stauber Performance Ingredients is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 of this Current Report on Form 8-K regarding the Credit Agreement is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The Company intends to file the financial information required to be filed pursuant to Item 9.01(a) of Form 8-K by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information.

The Company intends to file the pro forma financial information required by Item 9.01(b) of Form 8-K by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d)	Exhibits.

2.1	Stock Purchase Agreement, dated November 23, 2015, by and among Hawkins, Inc., SPH Holdings, Inc., the stockholders of SPH Holdings, Inc. listed therein, and ICV Manager, LLC (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K filed November 23, 2015).

10.1	Credit Agreement dated as of December 23, 2015, among Hawkins, Inc., the lenders party thereto, and U.S. Bank National Association, as an LC Issuer, Swing Line Lender and Administrative Agent.

Forward-Looking Statements

Various remarks in this Current Report on Form 8-K constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include those relating to the uses of proceeds from the Credit Facility, our ability to comply with the covenants and other requirements thereunder and amendments to this Current Report on Form 8-K. These statements are not historical facts, but rather are based on our current expectations, estimates and projections, and our beliefs and assumptions. Forward-looking statements may be identified by terms, including “anticipate,” “believe,” “can,” “could,” “expect,” “intend,” “may,” “predict,” “should,” or “will” or the negative of these terms or other comparable terms. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict. Actual results may vary materially from those contained in forward-looking statements based on a number of factors, including, but not limited to, our ability to maintain and integrate the acquired business, changes in competition and price pressure as a result of changes to our business resulting from the acquisition, changes in demand and customer requirements or processes for our products, interruptions in production resulting from hazards, transportation limitations or other extraordinary events outside our control that may negatively impact our business or the supply chains in which we participate, and our ability to consummate and successfully integrate other future acquisitions. Additional information concerning potential factors that could affect future financial results is included in our Annual Report on Form 10-K for the fiscal year ended March 29, 2015, as updated from time to time in amendments and subsequent reports filed with the SEC. Investors should take such risks into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on forward-looking statements, which reflect our management’s view only as of the date hereof. We do not undertake any obligation to update any forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAWKINS, INC.

Date: December 23, 2015	/s/ Kathleen P. Pepski
Kathleen P. Pepski
Vice President, Chief Financial Officer, and Treasurer

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing

2.1	Stock Purchase Agreement, dated November 23, 2015, by and among Hawkins, Inc., SPH Holdings, Inc., the stockholders of SPH Holdings, Inc. listed therein, and ICV Manager, LLC.	Incorporated by Reference

10.1	Credit Agreement dated as of December 23, 2015, among the Company, U.S. Bank and certain financial institutions.	Filed Electronically